CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 70 to Registration Statement No. 033-40823 on Form N-1A of our report dated October 29, 2015 relating to the financial statements and financial highlights of Large Capitalization Growth Investments, Large Capitalization Value Equity Investments, Small Capitalization Growth Investments, Small Capitalization Value Equity Investments, International Equity Investments, Emerging Markets Equity Investments, Core Fixed Income Investments, High Yield Investments, International Fixed Income Investments, Municipal Bond Investments and Money Market Investments, each a series of Consulting Group Capital Markets Funds, appearing in the Annual Report on Form N-CSR of Consulting Group Capital Markets Funds for the year ended August 31, 2015 and to the references to us under the headings “Financial Highlights” in the Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

December 29, 2015